                                  EXHIBIT 10.44







                             DATED November 24, 2004







                               TCOMM (UK) LIMITED

                                       and

                                  TCOMM LIMITED

                                       and

                            JAG MEDIA HOLDINGS, INC.





               --------------------------------------------------

                             BUSINESS SALE AGREEMENT

               --------------------------------------------------

THIS AGREEMENT is made the 24th day of November, 2004


BETWEEN:

1. TCOMM LIMITED, a company incorporated under the laws of England of 33 Prince Street, Batley, West Yorkshire, WF17 5LB (registered in England No. 4840591) (the "SELLER"); and

2. TCOMM (UK) LIMITED, a company incorporated under the laws of England of 20-22 Bedford Row, London WC1R 4JS (registered in England No. 5272730) (the "PURCHASER"); and

3. JAG MEDIA HOLDINGS, INC., a Nevada corporation of 6865 SW 18th Street, Suite B13, Boca Raton, FL 33433 ("JAG").


WHEREAS:

(A) The Seller carries on the Business (as defined in this agreement) and is the beneficial owner or is otherwise able to procure the sale of the Business Assets (as defined in this agreement).

(B) The Seller has agreed to sell (or procure the sale of) and the Purchaser has agreed to purchase the Business (as defined in this agreement) comprising the Business Assets (as defined in this agreement) as a going concern on the terms set out in this agreement.


NOW IT IS AGREED as follows:

1.       INTERPRETATION

1.1      In this agreement and the schedules to it:


         "ASSUMED OBLIGATIONS"         has the meaning given in clause 7;

         "BUSINESS"                    means the business agreed to be sold
                                       under this agreement of software
                                       development and resale carried on by the Seller as at Completion;

         "BUSINESS ACCOUNTS DATE"      30 September 2004;

         "BUSINESS ACCOUNTS"           means the unaudited financial statements
                                       of the Business from July 2003 to the
                                       Business Accounts Date;

         "BUSINESS ASSETS              means all the assets relating to the
                                       Business (including all the rights and
                                       property relating to the assets) agreed
                                       to be purchased under this agreement as
                                       set out in Schedule 2;

         "BUSINESS GOODWILL"           means all the goodwill of the Seller in
                                       relation to the Business;

         "BUSINESS INFORMATION"        means all information, know-how and
                                       techniques (whether or not confidential
                                       and in whatever form held) including,
                                       without limitation, all:

                                       (i)  formulae, designs, specifications,
                                            drawings, data, manuals and
                                            instructions;

                                       (ii) customer lists, sales, marketing and
                                            promotional information;

                                       (iii) business plans and forecasts; and

                                       (iv) technical or other expertise
                                            relating to the Business;

         "BUSINESS INTELLECTUAL        means Intellectual Property owned by the
         PROPERTY"                     Seller which relates to the Business and,
                                       in particular, the Intellectual Property in the Business Proprietary Software;

         "BUSINESS PLANT AND           means all the plant, machinery and other
         MACHINERY"                    equipment including furniture, spares,
                                       loose tools, computer hardware, fittings, partitioning and other items owned or to be owned by or in the Business as at the Completion Date;

         "BUSINESS PROPERTY"           means the property located at 33, Prince
                                       Street, Batley, West Yorkshire WF17 5LB, which is currently used by the Seller to carry on the Business;

         "BUSINESS PROPRIETARY         means software used in the Business in
         SOFTWARE"                     which the Seller owns any Intellectual
                                       Property;

         "BUSINESS RECORDS"            means all books and records containing or
                                       relating to Business Information or on
                                       which the Business Information is
                                       recorded (including, without limitation, all documents and other material
                                       (including all forms of computer or
                                       machine readable material));

         "COMMON STOCK"                means 250,000 shares of common stock in
                                       JAG;

         "COMPLETION DATE"             means the date on which Completion takes
                                       place expected to be 24 November 2004 or such other date as agreed upon between the parties;

         "COMPLETION"                  means completion of the sale and purchase
                                       of the Business Assets under this
                                       agreement;

         "CONTRACTS"                   means all the contracts (which include
                                       (amongst other things) all agreements,
                                       arrangements and commitments relating to the Business current at Completion to which the Seller is a party or the benefit of which is held in trust for or has been assigned to it but excluding contracts with Employees;

         "EMPLOYEES"                   means individuals who are employed in the
                                       Business at the date of this agreement by the Seller as listed in Schedule 4 and whose contracts of employment shall transfer pursuant to this agreement;

         "INTELLECTUAL PROPERTY"       means patents, trade marks, signs and
                                       service marks, rights in designs, trade
                                       or business names or signs, copyrights
                                       (including all rights in computer
                                       software), database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

         "REGULATIONS"                 means the Transfer of Undertakings
                                       (Protection of Employment) Regulations
                                       1981;

         "TAX" OR "TAXATION"           includes (without limitation) all taxes,
                                       levies, duties, imposts, charges and
                                       withholdings of any nature whatsoever,
                                       whether of the United Kingdom or
                                       elsewhere, together with all penalties,
                                       charges and interest relating to any of
                                       them or to any failure to file any return required for the purposes of any of them;

         "THIRD PARTY CONSENTS"        means all consents, approvals,
                                       authorisations or waivers required from
                                       third parties for the transfer of any
                                       Contract in favour of the Purchaser; and

         "WARRANTIES"                  means the representations and warranties
                                       set out in Schedule 3 given by the Seller and any other representations or warranties made by or on behalf of the Seller in this agreement or which have become terms of this agreement.

1.2 References to the knowledge, information, belief or awareness of any person shall be treated as including any knowledge, information, belief or awareness which the person would have if the person had made all usual and reasonable inquiries.

2.       SALE AND PURCHASE

2.1 The Seller agrees to sell or procure the sale of and the Purchaser agrees to purchase the Business as a going concern and the Business Assets listed below as at and with effect from Completion:

2.1.1    the Business Goodwill;

2.1.2    the benefit of the rights vesting in the Business Property;

2.1.3    the Business Plant and Machinery;

2.1.4    the benefit of the Contracts;

2.1.5    the Business Intellectual Property;

2.1.6    the Business Proprietary Software;

2.1.7    all right, title and interest of the Seller in:

         2.1.7.1  the Business Information; and

         2.1.7.2  all Business Records but excluding;

         all other assets not specified above.

2.2 The Seller confirms it has the right to transfer or to procure the transfer of legal and beneficial title to the Business Assets and, unless otherwise disclosed in writing to the Purchaser, sells or procures the sale of the Business Assets free from all liens, charges and encumbrances and from all other rights exercisable by or claims by third parties.

2.3 Sub-clause 2.1 shall operate as an assignment of such of the Business Intellectual Property as is not the subject of a registration or an application for registration with effect from Completion.

3.       CONSIDERATION

3.1      The consideration for the sale of the Business Assets shall be:

         3.1.1    US$ 42,500; and

         3.1.2 the discharge by the Purchaser of the Seller's obligations to HSBC Bank plc of (pound)9,866.68 (being compirsed of a loan of (pound)7.366.68 and an overdraft facility of (pound)2,500) (the "HSBC DEBT").

3.2 The consideration for the sale of the Business Assets shall be satisfied in accordance with clause 5.

4.       VAT

4.1 The Seller and the Purchaser consider that the transfer of the Business should for value added tax purposes constitute the transfer to the Purchaser of all or part of the business of the Seller as a going concern and should accordingly fall within Article 5 of the Value Added Tax (Special Provisions) Order 1995 (SI 1995/1268) (Article 5) so as to be treated as neither a supply of goods nor a supply of services for the purposes of VAT.

4.2      The Seller represents and warrants to the Purchaser:

         4.2.1    that it is registered for the purposes of VAT; and

         4.2.2 that the transfer pursuant to this agreement of the Business Property would not fall within paragraph (a) of item 1 of Group 1 of Schedule 9 to the VATA (new buildings, etc.).

4.3 If it has not done so already, the Seller shall forthwith after the signing of this agreement provide to the Purchaser a certified copy of its certificate of registration for VAT purposes.

4.4      The Purchaser represents and warrants to the Seller:

         4.4.1 that it is, or will become, a registered taxable person for the purposes of VAT; and

         4.4.2 that it intends to use the Business Assets to carry on the same kind of business as the Business with effect from Completion.

4.5 If H.M. Customs and Excise rule in writing that the transfer of the Business pursuant to this agreement does not fall within the provisions of Article 5 then the Seller shall notify the Purchaser of such ruling immediately upon its being so advised by H.M. Customs and Excise and the Purchaser shall, in addition to the consideration, pay to the Seller (against the production of a valid VAT invoice and a certified copy of the ruling) the amount of any VAT which is chargeable in respect of the transfer of the Business:

         4.5.1 if the ruling is received before the latest date (the "VAT PAYMENT DATE") on which the Seller may furnish a VAT return (without incurring any interest or penalty) for the prescribed accounting period (as defined in regulations 2(1) and 99(1) of the Value Added Tax Regulations 1995 (SI 1995/2518)) of the Seller in which Closing falls, on the VAT Payment Date; or

         4.5.2 if later, or in any other case, within ten Business Days of demand by the Seller


         PROVIDED THAT the Purchaser shall not be required to pay any amount to the Seller pursuant to this clause 4.5 on a date earlier than the date which falls five days after the date on which the Purchaser shall actually have received from the Seller the VAT invoice and other documents referred to above together with notification in writing of the date on which such payment falls due to be made in accordance with the provisions of this clause 4.5.

4.6 If the Purchaser disagrees with the ruling of H.M. Customs and Excise referred to in clause 4.5, it may, within 14 days of being notified by the Seller of that ruling, give notice to the Seller that it requires the Seller to obtain a review by the Commissioners of H.M. Customs and Excise of that ruling and the Seller shall, as soon as practicable, request the Commissioners to undertake that review.

4.7 Immediately upon the Seller being advised by the Commissioners of H.M. Customs and Excise of their decision arising out of the review referred to in clause 4.6, the Seller shall notify the Purchaser of that decision and, if the Purchaser disagrees with that decision, the Purchaser may:

         4.7.1 give notice to the Seller that it requires the Seller (subject to clause 4.10) to appeal to the Value Added Tax Tribunal against that decision in such manner as the Purchaser may request; or

         4.7.2 itself make all such appeals against that ruling as the Purchaser shall consider appropriate with such assistance from the Seller as the Purchaser shall reasonably request from time to time and in either case, the Seller shall (subject to clause 4.9) comply with any such request as soon as practicable.

4.8 If the review referred to in clause 4.6 or the contest referred to in clause 4.7 is successful the Seller will pay to the Purchaser

         4.8.1 all amounts paid by the Purchaser pursuant to this clause 4.8, and

         4.8.2 any interest or other amounts received from H.M. Customs and Excise and referable to the amount previously taken to be VAT charged in respect of the transfer of the Business pursuant to this agreement.


         Such payment shall be made forthwith after the Seller becomes aware of the successful result of such review or contest or, when the amount previously taken to be VAT chargeable in respect of the transfer of the Business pursuant to this Agreement has been accounted for to H.M. Customs and Excise, immediately following receipt of repayment of, or credit in respect of, such amount. The Seller agrees that it will promptly make and prosecute all claims and take all other steps necessary to ensure that it obtains repayment of and/or effective credit for such purported VAT and the other amounts referred to above.

4.9 The Seller shall not be required to take any action under clause 4.7.1 or 4.7.2 unless it has been indemnified to its reasonable satisfaction by the Purchaser against all reasonable costs and expenses the Seller may properly incur in taking any such action.

4.10 The Seller shall (unless prior to Completion H.M. Customs and Excise shall have ruled that the said transfer does not fall within Article 5) deliver all records relating to the Business referred to in section 49 VATA to the Buyer at Completion and shall not make any request to H.M. Customs and Excise for those records to be preserved by the Seller.

5.       COMPLETION

5.1 Completion shall take place immediately after signature of this agreement at the offices of Morgan Lewis & Bockius at 2 Gresham Street, London, EC2V 7PE on the Completion Date.

5.2 At Completion, the Seller shall do or procure the carrying out of those things listed in Schedule 1.

5.3 The Purchaser shall not be obliged to complete the purchase of any of the Business Assets unless all of the requirements of sub-clause 5.2 and Schedule 1 have been complied with and all of the Business Assets are included in the sale, although it is within the Purchaser's discretion to proceed to Completion in any event or defer Completion to a date when the Purchaser is satisfied that the obligations of the Seller set out in sub-clause 5.2 and Schedule 1 have been satisfied.

5.4 When the Purchaser is satisfied that the Seller has complied with its obligations under sub-clause 5.2, the Purchaser shall:

         5.4.1    pay the sum of US$ 42,500 to the Seller; and

         5.4.2    discharge the HSBC Debt in full.

5.5 Immediately on receipt of the sum delivered to the Seller pursuant to clause 5.5.1, the Seller shall subscribe for the Common Stock and pay the sum of US$ 42,500 to JAG for such Common Stock (the "SUBSCRIPTION SUM"). On receipt of the Subscription Sum, JAG shall issue the Common Stock to the Seller and deliver a stock certificate evidencing ownership of such Common Stock in the Seller's favour. The Seller shall immediately enter into a lock-up agreement in relation to the Common Stock in the form as set out in Schedule 5.

6.       TRANSFER OF CONTRACTS

6.1 Subject to sub-clause 6.2, the Purchaser shall become entitled to the benefits of the Seller under the Contracts and this agreement shall constitute an assignment of the benefit of all Contracts to the Purchaser with effect from Completion.

6.2 This agreement shall not constitute an assignment or attempted assignment of any Contract if the assignment or attempted assignment would constitute a breach of such Contract.

6.3 Where a Third Party Consent is required to the assignment of the benefit of any of the Contracts to the Purchaser, the Seller shall be responsible (both before and after Completion and at its own expense) for obtaining, and shall use all reasonable endeavours to obtain, any such Third Party Consent. Upon whichever is the later of Completion and any such Third Party Consent being obtained, this agreement shall constitute an assignment of the benefit of the Contract to which that Third Party Consent relates.

6.4 The Seller shall be responsible (both before and after Completion and at its own expense) for entering into and procuring that all relevant third parties enter into a novation agreement (in a form satisfactory to the Purchaser) in respect of each of the Contracts which cannot legally be assigned to the Purchaser (the "UNASSIGNABLE CONTRACTS") with the intent that, with effect from whichever is the later of Completion and the date such novation agreement is entered into, the Purchaser shall perform such Contract and be bound by it as if the Purchaser were a party to that Contract in lieu of the Seller as from the date of its novation.

6.5 The Purchaser shall not be liable for any liabilities, losses, charges, costs, claims or demands whatsoever arising from the absence of or any failure to obtain any Third Party Consent in accordance with this agreement or to procure that any relevant third parties enter into novation agreements in accordance with this agreement or from any breach of any Contract caused by this agreement or its Completion and the Seller shall indemnify the Purchaser against any such liabilities, losses, charges, costs, claims or demands (including loss of sales or diminution in the value of the Business).

6.6 After Completion, and until any necessary Third Party Consent to the assignment of a Contract is obtained or a novation agreement has been entered into in respect of an unassignable Contract in accordance with this agreement or the Purchaser makes an election pursuant to sub-clause 6.7, the following provisions shall apply:

         6.6.1 The Seller shall be treated as holding the benefit of that Contract in trust for the Purchaser and any benefit will be promptly paid over to the Purchaser.

         6.6.2 If it is permissible under the Contract the Purchaser shall perform on behalf of the Seller (but at the Purchaser's expense) the obligations of the Seller under that Contract and arising after Completion.

6.7 If any Third Party Consent to the assignment of a Contract is not obtained or a novation agreement is not entered into in respect of an unassignable Contract in accordance with this agreement in either case within three months after the Completion Date (or such longer period as the Purchaser may determine), that Contract shall, if the Purchaser elects in writing, be treated as having been excluded from the sale under this agreement so that the parties' obligations in respect of that Contract shall end immediately after such election is made.

6.8 Upon any election by the Purchaser under sub-clause 6.7 above, the Seller shall pay on demand to the Purchaser or at the Purchaser's direction all the costs and expenses incurred by the Purchaser in carrying out that Contract pursuant to sub-clause 6.6.2 or otherwise.

6.9 The Seller shall indemnify the Purchaser against any liabilities, losses, charges, costs, claims or demands (including loss of sales or diminution in the value of the Business) arising from the exclusion of any Contract from the sale under this agreement.

7.       OBLIGATIONS OF THE PURCHASER AFTER COMPLETION

7.1 Except as otherwise provided in this agreement, the Purchaser undertakes to the Seller that, with effect from Completion, it will properly perform, assume and pay and discharge when due, and indemnify the Seller against, all Assumed Obligations.

7.2      In this agreement, "ASSUMED OBLIGATIONS" means the following:

         7.2.1 subject to sub-clause 7.3, all obligations and liabilities of the Seller under the Contracts; and

         7.2.2 all business rents, rates and other periodic outgoings in respect of the Business Property for any period of time after Completion.

7.3 Except as otherwise provided in this agreement, the Purchaser undertakes that from Completion it will perform the outstanding obligations and liabilities under the Contracts to the extent that they arise in respect of the carrying on of the Business by the Purchaser provided that this undertaking shall cease to apply in relation to any Contract in respect of which the Purchaser makes an election pursuant to sub-clause 6.7. Notwithstanding this undertaking, nothing in this agreement shall:

         7.3.1 require the Purchaser to perform any such obligation falling due for performance, or which should have been performed, before Completion or to pay for any product or service delivered or supplied to the Seller before Completion;

         7.3.2 make the Purchaser liable for any act, neglect, default or omission in respect of any of the Contracts committed by the Seller or occurring before Completion; or

         7.3.3 impose any obligation on the Purchaser for or in respect of any product delivered by the Seller or any service performed by the Seller before Completion and the Seller shall indemnify the Purchaser against any liabilities, losses, charges, costs, claims or demands (including loss of sales or diminution in the value of the Business) arising from any such matters.

7.4 The Seller shall continue to be responsible for and shall promptly discharge all debts, liabilities and obligations in connection with the Business not assumed by the Purchaser under the express terms of this agreement (even if assumed by the Purchaser by operation of law) and shall indemnify the Purchaser against all liabilities, losses, charges, costs, claims or demands (including loss of sales or diminution in the value of the Business) in respect of all such debts, liabilities and obligations.

8.       RISK

8.1      Risk in the Business Assets shall pass on Completion.

9.       EMPLOYEES

9.1 The Regulations will apply to the transfer of the Business under this agreement, so that the contracts of employment of the Employees will have effect from the Completion Date as if originally made between the Purchaser and the Employees.

9.2 If for any reason the contract of employment of any person who is not an Employee is found or alleged to have effect after the date of this agreement as if originally made with the Purchaser, the Seller, in consultation with the Purchaser, will, within 14 days of being so requested by the Purchaser, make to that person an offer in writing to employ him under a new contract of employment, to take effect upon the termination referred to in sub-clause 10.3, identical in all respects to that person's contract of employment immediately before the date of this agreement. However, the Purchaser must make the request no later than 15 days after becoming aware of the finding or allegation.

9.3 Once that offer has been made (or after the expiry of 14 days after it has been requested), the Purchaser may terminate the employment of the person concerned and, so long as that termination is effected within three months after the Completion Date, the Seller will indemnify the Purchaser against the costs of that Employee's employment, the termination of that employment and any liabilities, or costs relating to that employee which transfer to the Purchaser under Regulation 5 of the Regulations.

9.4 If the contract of employment of any Employee is found or alleged not to have effect after the date of this agreement as if originally made with the Purchaser, other than by virtue of Regulation 5(4A) of the Regulations, the Purchaser, in consultation with the Seller, will, within 14 days of being so requested by the Seller, make to that Employee an offer in writing to employ him under a new contract of employment, to take effect upon the termination referred to in sub-clause 9.5, on terms and conditions which (other than the identity of the employer) will not differ from the corresponding provisions of the Employee's contract of employment immediately before the date of this agreement. However the Seller must make the request no later than 15 days after the Seller becomes aware of such finding or allegation.

9.5 Once that offer has been made (or after the expiry of 14 days after it has been requested), the Seller shall terminate the employment of the Employee concerned and, so long as that termination is effected within three months after the Completion Date, the Purchaser shall indemnify the Seller against the costs of that Employee's employment and its termination.

9.6 All wages, salaries, liabilities in respect of the Pay As You Earn System and National Insurance Contributions and other periodic outgoings in respect of the Assumed Employees which relate to a period:

         9.6.1    after the Completion Date shall be borne by the Purchaser; and

         9.6.2    on or before the Completion Date shall be borne by the Seller.

9.7 The Seller shall indemnify the Purchaser against any claim in respect of:

         9.7.1 the employment of any of the Employees at any time prior to the Completion Date by the Seller;

         9.7.2 the termination of the employment prior to the Completion Date of any person who was formerly assigned to the Business;

         9.7.3 subject to sub-clause 9.8 any failure by the Seller to comply with its obligations under Regulation 10 of the Regulations; and

         9.7.4    any breach of sub-clause 9.6.2.

9.8 The Purchaser shall indemnify the Seller against any claim in respect of:

         9.8.1 the employment of any Employee during the period after the Completion Date including, without limitation, any changes to terms and conditions of employment by the Purchaser;

         9.8.2 any termination of the employment of any Employee by the Purchaser after the Completion Date;

         9.8.3 any failure by the Purchaser to comply with its obligations under Regulation 10(3) of the Regulations; and

         9.8.4    any breach of sub-clause 9.6.1.

10.      SELLER'S WARRANTIES

10.1 The Seller represents and warrants to the Purchaser that each of the Warranties is accurate in all respects and not misleading at the date of this agreement.

10.2 The Purchaser shall not be entitled to claim that any fact causes any of the Warranties to be breached or renders any Warranty misleading if it has been fully and fairly disclosed to the Purchaser in writing.

10.3 The Seller undertakes to disclose in writing to the Purchaser anything which is or may constitute a breach of or be inconsistent with any of the Warranties immediately it comes to its notice both before, at the time of and after Completion.

10.4 The Seller acknowledges that the Purchaser is entering into this agreement in reliance upon representations in the terms of the Warranties, made by the Seller with the intention of inducing and actually inducing the Purchaser to enter into this agreement.

10.5 Each of the Warranties shall be construed as being separate and independent and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this agreement.

10.6 Subject to sub-clause 10.2 and to the limitations set out in clause 12, the Purchaser shall be entitled to claim after Completion that any of the Warranties has been breached or is inaccurate or misleading and, without limitation, to claim under any indemnity or covenant even if the Purchaser knew or could have discovered on or before Completion that the Warranty in question had been breached or was inaccurate or misleading.

11.      PURCHASER'S REMEDIES

11.1 No liability shall attach to the Seller in respect of claims under the Warranties if and to the extent that the limitations referred to in clause 12 apply.

11.2 Without restricting the rights of the Purchaser or its ability to claim damages on any basis, the Seller undertakes to indemnify the Purchaser in respect of all liabilities, losses, charges, costs, claims or demands (including loss of sales or diminution in the value of the Business) incurred or made by the Purchaser as a consequence of, or which would not have occurred or arisen either directly or indirectly but for any Warranty being breached, inaccurate or misleading.

11.3 For the avoidance of doubt, any payment in respect of sub-clause 11.2 shall be calculated without reference to the rules of general law relating to claims for damages for breach of warranty.

11.4 Any payment made by the Seller in respect of any claim under the Warranties shall be treated as a repayment of and adjustment to the consideration payable in accordance with clause 3.

12.      LIMITATIONS ON SELLER'S LIABILITY

12.1 The Purchaser shall not be entitled to damages in respect of any claim or claims under any of the Warranties unless and until the aggregate amount of all substantiated claims exceeds (pound)10,000 (but if this amount is exceeded, the Seller's liability shall be for the total amount of the claims and shall not be limited to the excess). For these purposes, "substantiated" means a claim which is admitted by the Seller or proved in a court of competent jurisdiction.

12.2 In any event the total aggregate liability of the Seller under or in accordance with this agreement (whether for breach of the Warranties or otherwise) shall not exceed the total of the consideration under this agreement.

12.3 No claim shall be brought against the Seller in respect of any breach of the Warranties unless the Purchaser shall have given to the Seller written notice of the claim specifying (in reasonable detail) the matter which gives rise to the breach or claim, its nature and the amount claimed (detailing the Purchaser's calculation of the loss alleged to have been suffered by it):

         12.3.1 on or before the 7th anniversary of the Completion Date in respect of claims relating to Taxation; and

         12.3.2 on or before the 3rd anniversary of the Completion Date in respect of any other matters.

12.4 If the Purchaser is entitled to claim under any policy of insurance in respect of any matter which would give rise to a breach of the Warranties, then no matter of this nature shall be the subject of a claim under the Warranties unless and until the Purchaser shall have made a claim against its insurers. Any insurance claim shall then reduce any claims for breach of the Warranties by the amount recovered (less all reasonable costs and expenses incurred by the Purchaser recovering that sum from its insurers) or extinguish the claim.

12.5 Where the Purchaser is at any time entitled to recover from some other person any sum in respect of any matter giving rise to a claim under the Warranties the Purchaser shall take all necessary steps to enforce recovery before making a claim against the Seller on condition that the relevant time limit for bringing a claim against the Seller under sub-clause 12.2 shall be calculated from the date of recovery from the person in question instead of from the Completion Date.

12.6 In the event that the Purchaser shall recover any amount from another person, the amount of the claim against the Seller shall then reduce by the amount recovered (less all reasonable costs and expenses incurred by the Purchaser recovering that sum from the other person) or extinguish the claim.

13.      USE OF NAMES AND MARKS ALREADY APPLIED, CORPORATE NAMES AND DOMAIN
         NAMES

13.1 The Seller shall (at its own expense) procure that the corporate name of the Seller or any other name of the Seller which includes the word "TComm", any trade mark or business name (whether registered or unregistered) forming part of the Business Intellectual Property or any mark or name which is confusingly similar to such mark or name or likely to be associated with it will be changed within 28 days after Completion so as not to include those words, and that the Seller will from time to time after Completion upon the request of the Purchaser give any consent or confirmation necessary for the adoption by the Purchaser or any person connected with it of any corporate name incorporating those words. The Seller shall provide appropriate documentary evidence to the Purchaser of any change of name pursuant to this sub-clause within 30 days of the change of name occurring.

13.2 The Seller shall procure that any internet domain name registrations relating to the Business (including the domain name www.tcomm.co.uk and www.tcomm.tv) are transferred into the name of the Purchaser and the Purchaser shall take over operation of the relevant web sites with effect from Completion. The Seller shall not register or seek to register any internet domain names incorporating the name "TComm" or any other name or sign comprised in the Business Intellectual Property or any name or sign confusingly similar to such name or sign or likely to be associated with it. The Seller shall upon Completion remove from any web sites which it is retaining any reference to the Business and delete any hypertext links which connect any such web sites to web sites which relate to the Business.

14.      RESTRICTIONS ON SELLER'S BUSINESS ACTIVITIES

14.1 The Seller undertakes that it will not either alone or in conjunction with or on behalf of any other person, do any of the following things:

         14.1.1 within two years after the Completion Date, establish, be engaged or (except as the holder of shares in a listed company which confer not more than one per cent. of the votes which could normally be cast at a general meeting of the company) be directly or indirectly interested in carrying on any business in the United Kingdom which competes with the Business as it is carried on at the Completion Date;

         14.1.2 disclose to any other person or use any Business Information which is not in the public domain;

         14.1.3 within two years after Completion, directly or indirectly solicit the custom, in relation to goods or services sold to any person by the Seller in the course of the Business during the two years before Completion, of that person in respect of similar goods or services;

         14.1.4 within two years after Completion, directly or indirectly solicit or entice away from the employment of the Purchaser any Employee; nor

         14.1.5   assist any other person to do any of the foregoing things.

14.2 Each undertaking contained in this clause shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Seller.

15.      GROSS PAYMENTS

15.1     If any amount payable to the Purchaser by the Seller:

         15.1.1 in respect of or in connection with any Warranty being breached, untrue or misleading or any indemnity or undertaking; or

         15.1.2   under any other clause of this agreement


         is subject to Taxation, such additional amounts shall be paid to the Purchaser by the Seller so as to ensure that the net amount received by the Purchaser is equal to the amount the Purchaser should have received had the payment not been so subject to Taxation.

16.      FURTHER ASSURANCE

16.1 Each party shall at its own cost, from time to time on request, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the other party which the other party may reasonably consider necessary for giving full effect to this agreement and securing to the other party the full benefit of the rights, powers and remedies conferred upon the other party in this agreement.

17.      ENTIRE AGREEMENT

17.1 Together the Specified Agreements constitute the whole and only agreement between the parties relating to the sale and purchase of the Business Assets.

18.      NOTICES

18.1 Except where expressly stated otherwise, a notice under this agreement shall only be effective if it is in writing. E-mail is permitted.

18.2 Notices under this agreement shall be sent to a party at its address or number and for the attention of the individual set out below:

         Party and title of individual          Address                      E-mail address
         -----------------------------          -------                      --------------

         Thomas J. Mazzarisi of                 6865 SW 18th Street,         tjmazzarisi@jagmedia.biz
         TComm (UK) Limited                     Suite B13, Boca Raton,
                                                Florida, USA

         Stewart McLean of TComm                33 Prince Street,            smc@tcomm.co.uk
         Limited                                Batley, WF17 5LB

         Thomas J. Mazzarisi of JAG             6865 SW 18th Street,         tjmazzarisi@jagmedia.biz
         Media Holdings Inc                     Suite B13, Boca Raton,
                                                Florida, USA

18.3 Any notice given under this agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

         18.3.1   if delivered personally, on delivery;

         18.3.2 if sent by first class post, two clear days after the date of posting; and

         18.3.3   if sent by facsimile or e-mail, when despatched.

19.      CONFIDENTIALITY

19.1 Each party shall treat as confidential all information obtained as a result of entering into or performing this agreement which relates to:

         19.1.1   the provisions of this agreement;

         19.1.2   the negotiations relating to this agreement;

         19.1.3   the subject matter of this agreement; or

         19.1.4 the other party and the members of its respective group (as at the date of this agreement).

19.2 Notwithstanding the other provisions of this clause, a party may disclose confidential information:

         19.2.1 if and to the extent required by law or for the purpose of any judicial proceedings;

         19.2.2 if and to the extent required by any securities exchange or regulatory or governmental body to which any party is subject;

         19.2.3 if and to the extent required to vest the full benefit of this agreement in that party;

         19.2.4   to its professional advisers, auditors and bankers;

         19.2.5 if and to the extent the information has come into the public domain through no fault of that party; or

         19.2.6 if and to the extent the other party has given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

19.3 The restrictions contained in this clause shall continue to apply after the termination of this agreement without limit in time.

20.      COSTS AND EXPENSES

20.1 Except as otherwise stated in this agreement (or any agreement referred to in this agreement), each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Business and to the preparation, execution and carrying into effect of this agreement and all other documents referred to in it.

21.      COUNTERPARTS

21.1 This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

21.2 Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

22.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

22.1 The parties to this agreement do not intend that any term of this agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this agreement.

23.      CHOICE OF GOVERNING LAW

         This agreement shall be governed by and construed in accordance with English law.

24.      JURISDICTION

         The courts of England are to have jurisdiction to settle any dispute arising out of or in connection with this agreement. Any legal proceedings may be brought in the English courts.





         EXECUTED BY:




         For and on behalf of
         TCOMM (UK) LIMITED                 /s/ Thomas J. Mazzarisi
                                            -----------------------
                                            Director


         For and on behalf of
         TCOMM LIMITED                      ------------------------
                                            Director


         For and on behalf of
         JAG MEDIA HOLDINGS, INC.           ------------------------
                                            Director

                                   SCHEDULE 1
                            (COMPLETION ARRANGEMENTS)





1.  MATTERS TO BE DEALT WITH BY THE SELLER


    At Completion, the Seller shall:

    1.1  Transfer of Business Assets capable of delivery.


    Deliver to the Purchaser all the Business Assets which are capable of transfer by delivery with the intent that legal and beneficial title to these Business Assets shall pass by and upon delivery.

    1.2  Other Matters.


    Deliver to the Purchaser:

         1.2.1 those Business Records transferred under clause 2;

         1.2.2 the VAT records required to be delivered under clause 4;

         1.2.3 a copy of the minutes of a meeting of the directors of the Seller in a form approved by the Purchaser authorising the execution by the Seller of this agreement and all other relevant documents referred to in this agreement endorsed with a certificate by the secretary of the Seller that those copy minutes are a true and accurate record of the meeting and that the authority conferred remains valid and outstanding; and

         1.2.4 a certified copy of a resolution changing the name of the Seller "TComm" from TComm Limited to a name not including the word "TComm".

                                   SCHEDULE 2
                                (BUSINESS ASSETS)


EQUIPMENT

Desks Grey Workstation 1800                                3
Desks Grey Training                                        4
Training Seats                                             6
Operator Chairs                                            4
Visitor Chairs                                             2
Mobile Desk Units                                          3
Filing Cabinet                                             1
Mobile filing cabinet                                      1
Wardrobe                                                   1
Fax Table                                                  1
Fax/Telephone                                              1
PC's P4                                                    2
PC P3 Dell                                                 1
PC's P3                                                    1
Monitors Various                                           8
PC's Training Various                                      6
Printer                                                    1
Scanner                                                    1
PC Peripherals Various                                     n/a
Stationary/Office Equipment                                n/a

SOFTWARE

Eye Contact
TComm Messenger
Mobile Video Messenger
TComm TV (including backend web software)
ICU (part ownership of licence under negotiation)
Live Auction Software (part ownership of licence under negotiation)

WEBSITES

WWW.TCOMM.TV
WWW.TCOMM.CO.UK


CONTRACTS (CURRENT

KIT (ICU) Phase one R&D completed, Phase two development awaiting approval, NDA under consideration.

BALL & BOYD (Live Auction) Grant Stage, waiting for approval for (pound)15,000 feasibility study grant.

TCOMM TV

                                   SCHEDULE 3
                                  (WARRANTIES)





1.       CAPACITY OF THE SELLER

         1.1 The Seller is a company duly incorporated and validly existing under the laws of England and Wales.

         1.2 The Seller has the requisite capacity, power and authority to enter into and perform this agreement and any Specified Agreements.

         1.3 This agreement constitutes and the other Specified Agreements executed by the Seller which are to be delivered at Completion will, when executed, constitute valid and binding obligations of the Seller in accordance with their respective terms.

         1.4 The execution and delivery of this agreement and those of the Specified Agreements to which the Seller is a party, and the performance by the Seller of its obligations under it them, will not:

             1.4.1 result in a breach of, or constitute a default under, any instrument by which it is bound; or

             1.4.2 result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body by which it is bound; or

             1.4.3 require the consent of its shareholders or of any other person.

2.       INSOLVENCY

         2.1 No order has been made, no petition has been presented, no meeting has been convened to consider a resolution and no resolution has been passed for the winding up of the Seller.

         2.2 No administration order has been made and no petition for such an order has been presented in respect of the Seller.

         2.3 No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Seller.

         2.4 No receiver (which expression shall include an administrative receiver) has been appointed in respect of any of the Business Assets.

3.       OWNERSHIP OF BUSINESS ASSETS

         3.1 Each of the Business Assets is owned both legally and beneficially by the Seller and each of the Business Assets capable of possession is in the possession of the Seller and situated in the United Kingdom.

         3.2 No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of business) or other right exercisable by third parties or other form of security or encumbrance or equity on, over or affecting the whole or any part of the Business Assets is outstanding and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

         3.3 All consents, approvals, authorisations and waivers of third parties which are required for the transfer of the Business Assets to the Purchaser including, without limitation, Third Party Consents have been obtained in writing.

4.       OPERATION OF THE BUSINESS

         4.1 The Business Assets comprise all the assets now used in the Business and all the assets which are necessary or desirable for the continuation of the Business as it is now carried on.

5.       BUSINESS PLANT AND MACHINERY

         5.1 All Business Plant and Machinery is in good repair and condition, regularly maintained and fully serviceable and capable of being efficiently and properly used in connection with the Business and none is dangerous, inefficient, obsolete or in need of renewal or replacement.

6.       CONTRACTS AND COMMITMENTS

         6.1 Full, complete and accurate details of each Contract have been supplied to the Purchaser including, without limitation, the full terms of each oral Contract and details of all prepayments in respect of the Contracts.

         6.2 All those Contracts which are material to the Business are listed in Schedule 2 (Business Assets).

         6.3 No Contract is an agency, distributorship, franchise, purchaser, licensing, management or joint venture agreement or arrangement affecting the Business.

         6.4 No Contract falls within any of the cases specified below:

             6.4.1 the Contract is of a value which has material consequences in terms of expenditure or revenue expectations;

             6.4.2 the Contract relates to matters not within the ordinary and usual course of business; or

             6.4.3 the Contract is of three years or greater duration, or if it is of less than three years' duration, it is of a length which significantly exceeds what is normal in the circumstances.

         6.5 The Seller is under no obligation in relation to the Business, and is not a party to any Contract, which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort.

         6.6 No Contract restricts the Seller's freedom to carry on the whole or any part of the Business or to use or exploit any of the Business Assets in any part of the world in such manner as it thinks fit.

         6.7 The Seller is not in material breach of any of the Contracts nor, so far as the Seller is aware, is any other party to any Contract.

7.       TRADING

         7.1 No customer (except for Ifilm) or supplier of the Business has during the 12 months preceding the date of this agreement:

             7.1.1 ceased or indicated an intention to cease trading with or supplying to the Business;

             7.1.2 reduced, or indicated an intention to reduce or is likely to reduce substantially its trading with or supplies to the Business; or

             7.1.3 changed, or indicated an intention to change substantially the terms on which it is prepared to trade with or supply the Business (other than normal price and quota changes).

8.       INTELLECTUAL PROPERTY

         8.1 The Business Intellectual Property is valid, subsisting and enforceable.

         8.2 So far as the Seller is aware, no third party is infringing or making unauthorised use, or has infringed or made unauthorised use, of any Business Intellectual Property or Business Information.

         8.3 The processes and methods employed, the services provided, the businesses conducted and the products manufactured, used or dealt in by the Seller in connection with the Business do not, and at the time of being employed, provided, conducted, manufactured, used or dealt in did not, infringe or make unauthorised use of the Intellectual Property rights or information, know-how or techniques of any third party.

         8.4 None of the Business Intellectual Property or Business Information is the subject of any litigation, opposition or administrative proceedings.

         8.5 The Seller has not assigned any Business Intellectual Property to any third party in the two years prior to the date of this agreement and, so far as the Seller is aware, the Seller is not restricted from using any of the Business Intellectual Property anywhere in the world.

         8.6 No third party has registered or uses any domain name which is identical or similar to any trade mark (whether registered or unregistered and including applications for registration) or name used in the Business.

         8.7 The Seller does not use the Business Intellectual Property other than in relation to the Business and no express or implied licence or arrangement granted or entered into before Completion in relation to such rights shall continue after such date.

9.       EMPLOYEES

         9.1 The Employees will be all of the employees necessary for the proper and efficient operation of the Business at Completion.

         9.2 The list of Employees in Schedule 4 is an accurate list of all the Employees as at the date hereof and there is no omission which makes it misleading.

         9.3 For every Employee set out in Schedule 4 there are:

             9.3.1 full details of the terms of employment (including the emoluments);

             9.3.2 the years of continuous service for redundancy purposes of that Employee;

             9.3.3 full details of any benefit received by any Employee otherwise than in cash; and

             9.3.4 full details of any benefit received by any Employee in cash which is related to sales, profits, turnover or performance, or which is otherwise variable (other than normal overtime).

         9.4 Since the Business Accounts Date, no change has been made in the emoluments or other terms of engagement of any Employee, and no such change, and no negotiation or request for such a change, is due or expected within six months from the date of this agreement.

         9.5 The contract of employment of each Employee may be terminated by the employer without damages or compensation (other than that payable by statute) by giving at any time the minimum period of notice applicable to that contract which is specified in the Employment Rights Act 1996.

         9.6 No Employee has given or is expected to give notice terminating his contract of employment nor is under notice of dismissal nor has made or threatened (or is expected to do so) any litigation, arbitration or mediation, administration or criminal proceeding in connection with or arising from his employment and there is no obligation or amount due to or in respect of any Employee in connection with or arising from his employment which is in arrear or unsatisfied other than his normal salary for part of the month current at the date of this agreement.

         9.7 No trade union, works council, staff association or other body representing employees is recognised in any way for bargaining, information or consultation purposes in relation to the Current Employees.

         9.8 There are no agreements (whether legally binding or not) with any such representative body in relation to the Current Employees and there is no dispute with any such representative body pending, threatened or expected in relation to the Business.

         9.9 There is no outstanding undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, Taxation or other impost arising in connection with the employment or engagement of personnel in the Business.

         9.10 There are no claims threatened or in relation to the Business by or in respect of any Current Employee in respect of any accident or injury or in relation to any other matter arising from his employment.

10.      BUSINESS ACCOUNTS

         10.1 The Business Accounts:

             10.1.1 were prepared in accordance with applicable law and accounting principles and practices generally accepted in the United Kingdom at the time they were audited and commonly adopted by companies carrying on businesses similar to the Business;

             10.1.2 were prepared on a basis consistent with previous years;

             10.1.3 are complete and accurate in all material respects and, in particular and without limitation, the Business Accounts include adequate provision for bad and doubtful debts;

             10.1.4 show a true and fair view of the state of affairs of the Business at the Business Accounts Date and of the results of the Business for the accounting period ended on the Business Accounts Date; and

             10.1.5 except as the Business Accounts expressly disclose, are not affected by any unusual or non-recurring items.

11.      EVENTS SINCE THE BUSINESS ACCOUNTS DATE

         11.1 Since the Business Accounts Date:

             11.1.1 there has been no material adverse change in the financial or trading position or prospects of the Business nor is any such change expected;

             11.1.2 the Business has been carried on in the ordinary and usual course;

             11.1.3 no materially unusual, abnormal or onerous contract, agreement, arrangement or commitment has been entered into; and

             11.1.4 no mortgage, charge (other than a lien arising by operation of law), debenture or other security over any of the Business Assets has been created, granted or issued or agreed to be credited, granted or issued.

12.      LITIGATION

         12.1 The Seller is not in respect of the Business involved in any litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings, or regulatory agency action whether as claimant, defendant or otherwise, and no litigation, arbitration or other dispute resolution process, administrative or criminal proceedings by or against the Seller in respect of the Business is pending, threatened or expected and is aware, there is no fact or circumstance likely to give rise to any such litigation, arbitration or other dispute resolution process, administrative or criminal proceedings or regulatory agency action.

13.      CONSENTS AND LICENCES

         13.1 All licences, consents, permissions and approvals required for or in connection with the carrying on of the Business in the manner currently carried on:

             13.1.1 have been obtained in writing;

             13.1.2 are not limited in duration or subject to unusual or onerous conditions; and

             13.1.3 are in full force and effect.

14. TAX RETURNS, DISPUTES, RECORDS AND CLAIMS ETC.

         14.1 In respect of the Business, the Seller has made all proper returns required to be made, and has supplied or caused to be supplied all information required to be supplied, to any revenue authority, including (but without limitation) the Inland Revenue and H.M. Customs & Excise.

         14.2 There is no dispute or disagreement outstanding nor is any contemplated at the date of this agreement with any revenue authority regarding the proper method of computing the profits of the Business (or any part of it) for Tax purposes or the proper treatment for VAT purposes of any supplies of goods or services made (or treated as made) in the course of the Business and there are no circumstances which make it likely that any such dispute or disagreement will commence.

         14.3 The amount of Tax chargeable on the Seller in respect of the Business during any accounting period ending on or within six years before the Business Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any revenue authority, including (but without limitation) the Inland Revenue and H.M. Customs & Excise.

15.      DUTIES ETC.


         All customs duties and VAT payable to any revenue authority (including, but without limitation, H.M. Customs & Excise) upon the importation of any of the Business Assets and all excise duties payable to any revenue authority (including, but without limitation, H.M. Customs & Excise) in respect of any of the Business Assets have been paid in full, and none of the Business Assets is liable to confiscation or forfeiture (whether by virtue of non-payment or underpayment of any Tax or duty or by virtue of non-compliance with any legislation or regulation relating to any Tax or duty or otherwise howsoever).

16.      OPTION TO ELECT TO TAX


         No election (or application to elect) has been nor will before Completion be made under paragraph 2 of Schedule 10 to the VATA 1994 in relation to the Business Property or any part of any of it.

17.      INHERITANCE TAX

         17.1 No circumstances exist whereby any power conferred by section 212 Inheritance Tax Act 1984 could be exercised in relation to any of the Business Assets.

         17.2 There is no outstanding Inland Revenue charge within the meaning of section 237 inheritance Tax Act 1984 over any of the Business Assets.

18.      VAT

         18.1 None of the Business Assets is a chargeable asset (as defined by section 44 VATA 1994) which, if transferred to the Purchaser, would give rise to a liability on the Purchaser or the purposes of section 44 VATA 1994.

         18.2 All VAT payable in respect of goods and services supplied or deemed to be supplied by the Seller before Completion and all interest payable thereon and penalties attributable thereto has been paid to H.M. Customs & Excise.

19.      ACCURACY AND ADEQUACY OF INFORMATION

         The information given in this agreement and all information contained in any written document or communication which has been given by the Seller or its directors, auditors, financial advisers, solicitors or officials to the Purchaser or to the solicitors, accountants or agents of the Purchaser in the course of negotiations leading to this agreement is, so far as the Seller is aware, true and accurate and not misleading and there is no omission from the information which makes it misleading.

                                   SCHEDULE 4
                                   (EMPLOYEES)






---------------------------------------------------------------------------------------------------------------------
NAME                     TERMS OF EMPLOYMENT, INCLUDING SALARY            YEARS OF      BENEFITS      DETAILS OF
                                                                          CONTINUOUS    OTHER THAN    BONUSES,
                                                                          SERVICE       CASH          COMMISSIONS ETC
---------------------------------------------------------------------------------------------------------------------
Stewart McLean           3 years; (pound)24,000 pa for first 12 months      1             None          None
                         and then (pound)36,000 pa thereafter
---------------------------------------------------------------------------------------------------------------------
Ian Hardcastle           3 years; (pound)12,500 pa for first 6 months and   1             None          None
                         then (pound)15,000 pa thereafter
---------------------------------------------------------------------------------------------------------------------
Craig Hardcastle         3 years; (pound)12,500 pa for first 6 months and   1             None          None
                         then (pound)15,000 pa thereafter
---------------------------------------------------------------------------------------------------------------------
Joanne McLean            3 years; (pound)12,500 pa for first 6 months and   1             None          None
                         then (pound)14,400 pa thereafter
---------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 5
                               (LOCK UP AGREEMENT)





To: JAG Media Holdings, Inc.
Attention: Thomas J. Mazzarisi
6865 SW 18th Street, Suite B13
Boca Raton, FL 33433



Undertaking Concerning the Prohibition on Disposal

The undersigned, Video Codec Consultants Limited (formerly TComm Limited), a company incorporated under the laws of England and Wales with registered number 4840591 is a stockholder of JAG Media Holdings, Inc., a Nevada corporation ("JAG") and holds 250,000 shares of common stock, par value US$ 0.00001 (the "SECURITIES").

The undersigned hereby undertakes toward JAG irrevocably and subject to the applicable provisions of Nevada law, that within a period of twelve months from the date hereof, the undersigned will not offer or sell or otherwise dispose of any of its Securities directly or indirectly, neither on an exchange nor in an off-exchange transaction, or announce such action, or take any other action that is economically equivalent to a sale unless the undersigned is voluntarily wound up or stuck off in which case it may transfer the Securities to Stewart McLean, provided that he enters into a lock up agreement on substantially similar terms for the remainder of the 12 month restricted period.

The undersigned agrees that JAG may furnish any regulatory body or recognised stock exchange with information about the Securities held by the undersigned and that it may provide a copy of this written undertaking to any such body or exchange.

In the event of a breach of the prohibition on disposal, the undersigned waives any claim against JAG concerning the execution of the transaction and delivery. The undersigned is aware that delivery may be denied in the event of a breach of the prohibition on disposal and that the undersigned may thus become liable for damages toward the purchaser.

The undersigned expressly states that the undersigned agrees with the provisions contained herein.

This undertaking is governed by and shall be construed in accordance with the laws of the State of Nevada.




---------------------------------                    ---------------------------
(place, date)                                        (signature)

Dated:                              , 2004
       -----------------------------


Print name of stockholder:             Video Codec Consultants Limited (formerly
                                       TComm Limited)



Signature of the duly authorised representative of Video Codec Consultants Limited (formerly TComm Limited):

By:
    ---------------------------------------